Exhibit 4.1

AMENDMENT NO. 10 TO
RECEIVABLES SALE AGREEMENT

THIS AMENDMENT NO. 10 TO RECEIVABLES SALE AGREEMENT, dated as of April 17, 2013 (this “Amendment”), is among GE Commercial Distribution Finance Corporation, a Delaware corporation (“CDF”), as a seller, Brunswick Acceptance Company, LLC, a Delaware limited liability company, as a seller (“BAC”), General Electric Capital Corporation, a Delaware corporation, as a seller and as performance guarantor (“GECC”), Polaris Acceptance, an Illinois general partnership, as a seller (“PA”), and CDF Funding, Inc., a Delaware corporation, as buyer (the “Buyer”).

BACKGROUND

WHEREAS, CDF, BAC, GECC, PA and the Buyer are parties to a receivables sale agreement, dated as of August 12, 2004 (as amended, modified or supplemented prior to the date hereof, the “Receivables Sale Agreement”), and all of the parties hereto desire to amend the Receivables Sale Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms defined in the Receivables Sale Agreement and used but not otherwise defined herein have the meanings given to them in (or by reference in) the Receivables Sale Agreement.

SECTION 2. Amendment.

(a)          Preamble. The first paragraph of the preamble is hereby amended by deleting the word “Nevada” where it appears therein and substituting the word “Delaware” therefor.

(b)          Section 1.1 of the Receivables Sale Agreement is hereby amended by:

(i)           amending the definition of “Account” by substituting the term “Removal Cut-Off Date” for the term “Removal Date” where it appears in the second sentence thereof.

(ii)          amending clause (ii) of the definition of “Account Schedule” by deleting the words “date specified therein; provided that such date shall be no earlier than the tenth Business Day prior to the Removal Date” where they appear therein and substituting the words “Removal Cut-Off Date” therefor.

(iii)         adding the following definition in the appropriate alphabetical order:

““Removal Cut-Off Date” means the date set forth in the written notice delivered pursuant to Section 2.7 as the removal cut-off date with respect to the proposed Removed Accounts or the reassignment of Transferred Receivables, as applicable.”

Amendment No. 10 to Receivables Sale Agreement

(c)          Section 2.7 of the Receivables Sale Agreement is hereby amended by:

(i)           amending and restating clause (i) of the second sentence of Section 2.7(a) to read as follows:

“on or before the Business Day immediately preceding the Removal Date, the applicable Seller shall have given Buyer written notice of such request and specifying the Removal Date and Removal Cut-Off Date.”

(ii)          amending clause (iii) of the first sentence of the last paragraph of Section 2.7(a) by inserting the word “Cut-Off” immediately prior to the word “Date” where it appears therein.

(iii)         amending and restating the penultimate sentence of the last paragraph of Section 2.7(a) in its entirety to read as follows:

“Any reassignment of the Transferred Receivables arising in Removed Accounts pursuant to this Section 2.7(a) shall be reassigned to the Seller for a purchase price equal to the fair market value of such Transferred Receivables as of the Removal Cut-Off Date as agreed upon by the Buyer and the applicable Seller prior to such reassignment, and such purchase price shall be treated as Collections of such Receivables.”

(iv)         deleting the last sentence of the last paragraph of Section 2.7(a) in its entirety.

(v)          amending and restating of the first sentence of Section 2.7(c) to read in its entirety as follows:

“With respect to any Transferred Receivable that has been designated for purchase by a Manufacturer in connection with the termination of the related Floorplan Agreement pursuant to the terms of such Floorplan Agreement, (i) Buyer shall execute and deliver to the applicable Seller or its designee a Reassignment with respect to any such Transferred Receivables that have been reassigned to the Buyer pursuant to the Second Tier Agreement; and (ii) Buyer shall, upon receipt by Buyer of the repurchase price set forth below, without further action, be deemed to transfer, assign, set over and otherwise convey to the applicable Seller or its designee, effective as of the related Removal Cut-Off Date, without recourse, representation or warranty, all the right, title and interest of Buyer in and to such Transferred Receivable, and, solely to the extent relating to such assigned Transferred Receivables, the Collateral Security with respect thereto.”

2	Amendment No. 10 to Receivables Sale Agreement

(vi)         amending and restating the penultimate sentence of Section 2.7(c) in its entirety to read as follows:

“Any repurchase of the Transferred Receivables pursuant to this Section 2.7(c) shall be repurchased by the Seller for a purchase price equal to the fair market value of such Transferred Receivables as of the Removal Cut-Off Date as agreed upon by Buyer and the applicable Seller prior to such repurchase, and such purchase price shall be treated as Collections of such Receivables.”

(vii)        deleting the last sentence of Section 2.7(c) in its entirety.

(d)          Schedule 6.1(a)(ii) to the Receivables Sale Agreement is hereby amended by deleting such Schedule in its entirety and substituting Exhibit A attached hereto therefor.

(e)          Exhibit B to the Receivables Sale Agreement is hereby amended by:

(i)           adding the following definition to Section 1 thereof in the appropriate alphabetical order:

““Removal Cut-Off Date” means, means, with respect to the [Removed Accounts]1 [Transferred Receivables] 2 designated hereby, ___________, ____.”

(ii)          deleting the words “Removal Date” each time they appear in Section 3 thereof and substituting the words “Removal Cut-Off Date” therefor.

(iii)         deleting the words “on and after” each time they appear in Section 3 thereof and substituting the words “effective as of” therefor.

(iv)         deleting the words “as of the Removal Date” each time they appear in Section 4(b) thereof.

SECTION 3. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 3:

(a)          Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of the Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

(b)          Validity, etc. This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

3	Amendment No. 10 to Receivables Sale Agreement

SECTION 4. Binding Effect; Ratification.

(a)          This Amendment is dated as of the date first set forth above and shall become effective when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter this Amendment shall be binding on the parties hereto and their respective successors and assigns.

(b)          The Receivables Sale Agreement, as amended hereby, remains in full force and effect. On and after the date hereof, each reference in the Receivables Sale Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Receivables Sale Agreement, shall mean and be a reference to such Receivables Sale Agreement, as amended hereby.

(c)          Except as expressly amended hereby, the Receivables Sale Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5. Reaffirmation of Originator Performance Guaranty. GECC, in its capacity as performance guarantor (“Performance Guarantor”) under the Originator Performance Guaranty dated as of August 12, 2004 (the “Originator Performance Guaranty”), taking into account the Receivables Sale Agreement as amended by this Amendment, hereby reaffirms and ratifies all of its obligations under the Originator Performance Guaranty.

SECTION 6. Miscellaneous.

(a)          THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)          EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE RECEIVABLES SALE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

4	Amendment No. 10 to Receivables Sale Agreement

(c)          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)          Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

(e)          This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)          Executed counterparts of this Amendment may be delivered electronically.

[SIGNATURES FOLLOW]

5	Amendment No. 10 to Receivables Sale Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

GE COMMERCIAL
DISTRIBUTION FINANCE CORPORATION,
as a Seller

By:	/s/ John E. Peak
Name:	John E. Peak
Title:	Vice President

S-1	Amendment No. 10 to Receivables Sale Agreement

BRUNSWICK ACCEPTANCE COMPANY, LLC,
as a Seller

By:	/s/ John E. Peak
Name:	John E. Peak
Title:	Management Committee Member

S-2	Amendment No. 10 to Receivables Sale Agreement

POLARIS ACCEPTANCE,
as a Seller

By:	/s/ John E. Peak
Name:	John E. Peak
Title:	Management Committee Member

S-3	Amendment No. 10 to Receivables Sale Agreement

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Seller

By:	/s/ Thomas A. Davidson
Name:	Thomas A. Davidson
Title:	Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION,
as the Performance Guarantor

By:	/s/ Thomas A. Davidson
Name:	Thomas A. Davidson
Title:	Authorized Signatory

S-4	Amendment No. 10 to Receivables Sale Agreement

CDF FUNDING, INC.,
as the Buyer

By:	/s/ John E. Peak
Name:	John E. Peak
Title:	Vice President

S-5	Amendment No. 10 to Receivables Sale Agreement

Exhibit A

SCHEDULE 6.1(a)(ii)

UCC INFORMATION

A. General Electric Capital Corporation

1.          Legal Name

General Electric Capital Corporation

2.          Jurisdiction of Organization

Delaware

3.          Federal Employer Identification Number

13-1500700

4.          Organizational Identification Number

3174543

B. GE Commercial Distribution Finance Corporation

1.          Legal Name

GE Commercial Distribution Finance Corporation

2.          Jurisdiction of Organization

Delaware

3.          Federal Employer Identification Number

41-0954316

4.          Organizational Identification Number

2141782

Exhibit A-1	Amendment No. 10 to Receivables Sale Agreement

C. Brunswick Acceptance Company, LLC

1.          Legal Name

Brunswick Acceptance Company, LLC

2.          Jurisdiction of Organization

Delaware

3.          Federal Employer Identification Number

61-1431154

4.          Organizational Identification Number

3582970

D. Polaris Acceptance

1.          Legal Name

Polaris Acceptance

2.          Jurisdiction of Organization

Illinois

3.          Federal Employer Identification Number

36-4108809

4.          Organizational Identification Number

Not Applicable

Exhibit A-2	Amendment No. 10 to Receivables Sale Agreement